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                                EXHIBIT 1
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                                                TELEDYNE, INC.


News Release



                                   CONTACT:  Rosanne O'Brien
                                             Teledyne, Inc.
                                             310/551-4265

                                             Steve Stern
                                             Stern & Co.
                                             310/442-8414

FOR IMMEDIATE RELEASE


          TELEDYNE, INC. REJECTS WHX MERGER PROPOSAL

     LOS ANGELES, Calif., December 21, 1994 - Teledyne, Inc.
(NYSE: TDY) announced that its Board of Directors rejected the merger proposal made by WHX Corporation in November.  The
Company released the attached letter sent to WHX.
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WILLIAM RUTLEDGE                        TELEDYNE, INC.
Chairman and Chief Executive Officer    1901 AVENUE OF THE STARS
                                        LOS ANGELES, CALIFORNIA 90067-8048
                                        (310)551-4245  FAX (310)551-4239





VIA FEDERAL EXPRESS

December 19, 1994


Mr. Ronald LaBow
Chairman of the Board
WHX Corporation
110 East 59th Street, 30th Fl.
New York, NY 10022

Dear Mr. LaBow:

Our Board of Directors has met to consider the proposal contained in your letter dated November 28, 1994. The
Board believes that Teledyne's long-term strategic business plans suggest substantial increases in future values for our shareholders.

The Board has conducted a careful evaluation of all factors and circumstances which it considered relevant, including its view that there is no significant value to Teledyne shareholders associated with combining our companies. The resultant unanimous conclusion by the directors was that they have no interest in pursuing your proposal.


Very truly yours,



William P. Rutledge

WPR:cr